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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 19, 2002 included in the Neuberger Berman Inc. and subsidiaries (the "Company") Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-88579, 333-45058 and 333-66498.


/s/ Arthur Andersen LLP


New York, New York
March 26, 2002